UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

MAY 28, 2004

Date of Report (Date of earliest event reported)

HORIZON HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-13626	75-2293354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 WATERS RIDGE DRIVE

LEWISVILLE, TEXAS 75057-6011

(Address of principal executive offices and zip code)

(972) 420-8200

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

Conference Call Regarding 3rd Quarter Financial Results

Horizon Health Corporation will provide an online Web simulcast of its third quarter ended May 31, 2004, earnings conference call on Tuesday, July 13, 2004, at 10:00 a.m. Central Time. The Company’s results for the third quarter and nine months ended May 31, 2004, will be released after the close of market on Monday, July 12, 2004.

The live broadcast of Horizon Health Corporation’s conference call will begin at 10:00 a.m. Central Time on July 13, 2004. A 30-day online replay will be available approximately two hours following the conclusion of the live broadcast. A link to these events can be found on the Company’s website at www.horizonhealthcorp.com or at www.streetevents.com.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HORIZON HEALTH CORPORATION

Date: May 28, 2004	By:	/s/ Ronald C. Drabik
Ronald C. Drabik
Senior Vice President, Finance and Administration